UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2007
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 21, 2007, the Board of Directors of Citizens Republic Bancorp, Inc. (the “Company”) appointed Howard J. Hulsman as a new director of the Company, effective immediately. Mr. Hulsman filled the vacancy that was created when Dana M. Cluckey resigned from the Board of Directors, effective May 31, 2007. Mr. Hulsman was appointed as a Class II director and, as such, his term will expire at the 2009 annual meeting of the Company’s shareholders. Mr. Cluckey was one of seven members of the Board of Directors who served on the board of directors of Republic Bancorp Inc. prior to its merger with the Company. In accordance with the Company’s bylaws, Mr. Hulsman’s candidacy as a director was proposed to the Corporate Governance and Nominating Committee of the Board of Directors by a majority of the six remaining legacy Republic directors. He is eligible to be compensated as a director in accordance with the Company’s standard director compensation policy.
The Board of Directors has yet to determine the board committees, if any, to which Mr. Hulsman will be appointed. Except as described above, there was no arrangement or understanding pursuant to which Mr. Hulsman was selected as a director.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: June 26, 2007